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                                                                   EXHIBIT 5.1



                      PARK PLACE ENTERTAINMENT CORPORATION
                           3930 HOWARD HUGHES PARKWAY
                             LAS VEGAS, NEVADA 89109
                                 (702) 699-5000


                                  June 15, 2000


Park Place Entertainment Corporation
3930 Howard Hughes Parkway
Las Vegas, Nevada  89109

     Re:  Registration Statement on Form S-8
          535,000 Shares of Common Stock, par value $0.01 per share
          ---------------------------------------------------------

Ladies and Gentlemen:

     I am Executive Vice President - Law & Corporate Affairs and Secretary of Park Place Entertainment Corporation (the "Company"). At your request, I have examined the Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 535,000 shares of Common Stock, par value $0.01 per share (the "Shares") of the Company, issuable pursuant to the Company's 1998 Independent Director Stock Option Plan, as amended (the "Plan").

     I am familiar with the proceedings undertaken in connection with the authorization and issuance of the Shares under the Plan. Additionally, I have examined such questions of law and fact as I have considered necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, I am of the opinion that the Shares have been duly authorized, and upon the issuance of the Shares under the terms of the Plan and delivery and payment therefor of legal consideration at least equal to the aggregate par value of the Shares issued, such Shares will be validly issued, fully paid and nonassessable.

     I consent to your filing this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ CLIVE S. CUMMIS
                                       --------------------
                                       Clive S. Cummis
                                       Executive Vice President - Law &
                                       Corporate Affairs and Secretary